Exhibit 99.3

Contact: Provectus Biopharmaceuticals, Inc. Peter R. Culpepper, CFO, COO Phone: 866-594-5999 #30	Porter, LeVay & Rose, Inc. Marlon Nurse, DM, SVP – Investor Relations Phone: 212-564-4700 Bill Gordon – Media Relations Phone: 212-724-6312

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS AWARDED PH-10 PATENT BY U.S. PATENT AND

TRADEMARK OFFICE

KNOXVILLE, TN, March 12, 2015 — Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT, http://www.pvct.com), a development-stage oncology and dermatology biopharmaceutical company (“Provectus”), announced today that it has received U.S. Patent No. 8,974,363 from the United States Patent and Trademark Office (USPTO).

The new patent, entitled “Topical medicaments and methods for photodynamic treatment of disease,” provides detailed protection of the Company’s investigational dermatological drug PH-10.

Dr. Craig Dees, PhD, CEO of Provectus, said, “This is our 29th patent awarded in the United States, and it protects our PH-10 preparation of rose bengal in the treatment of a number of diseases, especially those affecting the skin but not limited to them. It also covers the use of PH-10 against diseases of the mouth and digestive tract, the urinary tract and reproductive system, the respiratory tract and all organs related to those. In addition, it protects the use of PH-10 in treating tissue surfaces exposed during surgery and tissue affected by microbial and parasitic infection. Delivery of PH-10 in liquid, semi-solid and aerosol forms are covered.”

He added, “We believe that PH-10 may have multiple medical uses. Much as our investigational agent PV-10 appears promising for melanoma, liver cancer, breast cancer and so on, PH-10 may prove itself useful in treating many different types of tissue disease, disorder and damage. Provectus is engaged in several research projects at differing stages of development to determine just how broad its applications may be.”

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc., specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

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FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014) and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with the fully enrolled phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

•	our determination whether to license PV-10, our melanoma drug product candidate, and other solid tumors such as liver cancer, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as liver cancer;

•	our ability to license our dermatology drug product candidate, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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